UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THE GABELLI MULTIMEDIA TRUST INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	13-3767317
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center

Rye, New York 10580-1422

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
5.125% Series E Cumulative Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-218771

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.

The sections captioned “Summary of the Terms of the Series E Preferred Shares,” “Description of the Series E Preferred Shares” and “Special Characteristics and Risks of the Series E Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 497 under the Securities Act of 1933 (File No. 333-218771) on September 22, 2017, is incorporated herein by reference.

Item 2. Exhibits.

1.	Articles of Incorporation (1)

2.	Amended and Restated By-Laws of Registrant (2)

3.	Articles Supplementary for 5.125% Series E Cumulative Preferred Stock (3)

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form N-2, File Nos. 333-60407 and 811-8476, as filed with the Securities and Exchange Commission on June 20, 1995.
(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K, File. No. 811- 8476, as filed with the Securities and Exchange Commission on November 29, 2010.
(3)	Incorporated by reference from the Registrant’s Registration Statement on Form N-2, File Nos. 333-218771 and 811-8476, as filed with the Securities and Exchange Commission on September 22, 2017.

[The remainder of this page was left blank intentionally. The signature is on the following page.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 25, 2017

THE GABELLI MULTIMEDIA TRUST INC.

By:	/s/ Andrea R. Mango
Name: Andrea R. Mango
Title: Secretary and Vice President